                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 11, 2001

                 AmeriCredit Automobile Receivables Trust 2001-A
             (Exact Name of Registrant as specified in its charter)


     UNITED STATES            333-44924              88-0483850
     -------------            ---------              ----------
    (State or Other        (Commission File       (I.R.S. Employer
     Jurisdiction              Number)         Identification Number)
   of Incorporation)


                                 c/o AmeriCredit
                            Financial Services, Inc.
                           Attention: Daniel E. Berce
                               801 Cherry Street,
                                   Suite 3900
                              Fort Worth, TX 76102
                              (Address of Principal
                                Executive Office)

                                 (817) 302-7000
                           Registrant's phone number

Item 5.         Other Events

      Information relating to distributions to Noteholders for the May 2001 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, and Class A-4 Floating Rate Asset Backed Notes (collectively, the "Notes") issued by the Registrant. The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of January 25, 2001 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.         Financial Statements, Exhibits

      EXHIBIT NO.      EXHIBIT
           99.1        Preliminary Servicer's Certificate and Servicer's
                       Certificate for the May 2001 Collection Period relating
                       to the Notes issued by the Registrant pursuant to the
                       Agreement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 2001-A

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/   Daniel E. Berce
      Daniel E. Berce
      Vice Chairman and
      Chief Financial Officer



June 11, 2001

                                  EXHIBIT INDEX


EXHIBIT

99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the May 2001 Collection Period relating to the Notes issued by the Registrant.